Exhibit 99.1

Cepton cancels in-person participation in CES 2022 due to concerns over developing Covid situation

Lidar innovator remains available for online discussions about latest developments in automotive lidar solutions

SAN JOSE, Calif., December 29, 2021 – Cepton Technologies, Inc., a Silicon Valley-based lidar innovator, announced today that it has decided to cancel its in-person presence at the upcoming CES 2022 from January 5th to 8th, 2022, due to concerns over surging cases of Covid / Omicron variant in the U.S.

For the safety of its employees, customers and partners, Cepton will move all in-person communications online to share details about its lidar portfolio and discuss its latest developments in intelligent lidar perception, including dynamic and static applications.

Particularly, the Cepton team will be available for online meetings to present the Nova and Vista®-X90 lidars, Cepton’s latest automotive-grade lidar sensors tailored to the needs of global automotive OEMs for next-generation advanced driver assistance systems (ADAS) and autonomous driving capabilities.

Nova has been selected this year as a CES 2022 Innovation Award honoree in the Vehicle Intelligence & Transportation category. It is a revolutionary wide field-of-view lidar for near-range applications. With an extremely compact form factor and a volume price point below $100, it is designed to help minimize perception blind spots by providing a complete 360°view of a vehicle’s immediate surroundings.

Vista-X90 combines long range, high resolution, low cost and manufacturability at automotive volumes. A custom version of the Vista-X90 lidar has been selected for an ADAS lidar series production award from a leading global top 5 OEM, which is the industry’s largest known award to date based on the number of vehicle models awarded.

The Cepton team will be able to share more details about the company’s hardware and software roadmap. Please complete this Meeting Request Form to schedule a meeting.

Dr. Jun Pei, CEO and co-founder at Cepton, said: “Cancelling our physical presence at CES 2022 was a tough decision for us, but the safety or our employees and customers remains our foremost concern, and we believe it is the right decision. We have built several very exciting demonstrations for CES to illustrate the importance of lidar in everyday mobility. We now look forward to showcasing these innovations digitally and connecting with companies worldwide via online meetings to introduce our patented Micro Motion Technology (MMT®), a lidar approach that has been validated by the automotive industry through our major ADAS lidar program award. We are also excited to give our customers a sneak peek into our dynamic perception solution. Please reach out to our Business Development and Product Marketing team members, or fill out the Meeting Request Form to schedule an online meeting with us.”

Visit the Cepton website and follow Cepton on Twitter and LinkedIn for upcoming online activities.

ENDS

About Cepton Technologies, Inc.

Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. With its patented Micro Motion Technology (MMT®), Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Cepton has been awarded the largest known ADAS lidar series production award in the industry to date, based on the number of vehicle models awarded, by a leading global top five automotive OEM and is engaged with other top ten OEMs.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on  the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a business development facility in Troy, MI to provide local support to the OEM and Tier 1-studded Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, India and China to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow us on Twitter and LinkedIn.

On August 4, 2021, Cepton, Growth Capital Acquisition Corp., a Delaware corporation (“GCAC”) (Nasdaq: GCAC), and GCAC Merger Sub Inc., a Delaware corporation and newly formed wholly-owned subsidiary of GCAC (“Merger Sub”) entered into a business combination agreement.

About Growth Capital Acquisition Corp.

GCAC is a Delaware blank check company, also commonly referred to as a special purpose acquisition company (or SPAC), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in any industry or geographic region. GCAC is led by its Co-Chief Executive Officers, Akis Tsirigakis and George Syllantavos.

Additional Information and Where to Find It

GCAC has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-4, filed by GCAC with the SEC on September 8, 2021 (as may be further amended, the “Registration Statement”), which contains information about the proposed transaction and the respective businesses of Cepton and GCAC. GCAC will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. GCAC stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about GCAC, Cepton and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to stockholders of GCAC as of a record date to be established for voting on the proposed transaction. Stockholders of GCAC will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about GCAC, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and GCAC’s other filings with the SEC can also be obtained, without charge, by directing a request to: Growth Capital Acquisition Corp., 300 Park Avenue, 16th Floor, New York, NY 10022. Additionally, all documents filed with the SEC can be found on GCAC’s website, www.gcaccorp.com.

Participants in the Solicitation

Cepton and GCAC and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. GCAC stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of GCAC in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from GCAC’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that GCAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Cepton: Faithy Li – media@cepton.com